 Gilmore Homes Gilmore Loans, LLC
 Michael Gilmore
 Chief Executive Officer
 5401 Old National Highway, #419
 Atlanta, Georgia 30349 USA

 July 6, 2020

 United States Securities and Exchange Commission (SEC)
 Division of Corporation Finance
 Office of Real Estate and Construction
 Washington, D.C. 20549

 Re: NOTICE OF QUALIFICATION 2
            GILMORE HOMES GILMORE LOANS, LLC
            File No 024 11011

            GILMORE HOMES GILMORE LOANS, LLC (the Company)
            OFFERING STATEMENT ON FORM 1 A

 Dear Ladies and Gentlemen of the SEC:

 WHEREAS CEO Michael Gilmore sent its Notice of Qualification to the SEC on June 30, 2020 via Test Filing,
 and whereas Gilmore Homes Gilmore Loans, LLC has not received its Notice of Qualification,I guess do to the
 4th of July Holiday schedule, which has been over 5 days, the CEO hereby request via 2nd Notice that the
 SEC qualifies this offering. This Offering has been pending over 14 months. Moreover, the majority of other
 Regulation A+ Qualifications have been issued within 3 days. According to SEC law, this Offering qualifies having met all requirements and submitted all materials including audits, to be qualified.

 On behalf of Gilmore Homes Gilmore Loans, LLC, as the Chief Executive Officer, I respectfully request that the qualification date of the offering statement be accelerated, and that the offering statement be declared qualified July 7, 2020 at 4:00 p.m. EST, or as soon thereafter as is reasonably practicable.

 In making this request, Gilmore Homes Gilmore Loans, LLC acknowledges the following:

 .  Should the Securities and Exchange Commission (SEC) (the commission) or the staff, acting pursuant to delegated authority, declare the filing qualified, it does not foreclose the Commission from taking any action with respect to the filing;

 .  The action of the Commission or the staff, acting pursuant to delegated authority, to declare the filing qualified does not relieve Gilmore Homes Gilmore Loans LLC from its full responsibility for the adequacy and accuracy of disclosure in the filing; and

 .  Gilmore Homes Gilmore Loans, LLC (the company) may not assert staff comments and or qualification as a defense in any proceeding initiated by the Commission or any person under the federal securities law of the United States.

 Sincerely Yours in Regulation A+, Tier 2 Real Estate Developments,

 /s/ Michael Gilmore
 Fund Manager
 Gilmore Homes Gilmore Loans, LLC
 Chief Executive Officer